                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                           Commerce Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Commerce Bancshares, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                        [COMMERCE BANCSHARES, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 2002

     The annual meeting of the shareholders of Commerce Bancshares, Inc., will be held in the "Gallery I" room of the Sheraton Clayton Plaza Hotel at 7730 Bonhomme Avenue, Clayton, Missouri on April 17, 2002, at 9:30 a.m., for the following purposes:

          (1) To elect five directors to the 2005 Class for a term of three years; and

          (2) To approve an amendment to the Executive Incentive Compensation Plan; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business February 22, 2002, are entitled to notice of and to vote at the meeting.

     To be sure that your shares are represented at the meeting, please either complete and promptly mail the enclosed proxy card in the envelope provided for this purpose or vote through the telephone or Internet voting procedures described on the proxy card. If your shares are registered in the name of a bank or brokerage firm, telephone or Internet voting will be available to you only if offered by your bank or broker and such procedures are described on the voting form sent to you.

     Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Please refer to page 16 of the proxy statement and your proxy card for further information.

                                          By Order of the Board of Directors

                                          J. DANIEL STINNETT, Secretary

March 12, 2002

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. YOU ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY OR REGISTER YOUR VOTE BY TELEPHONE OR THROUGH THE INTERNET AS DESCRIBED ON THE PROXY CARD.

                                PROXY STATEMENT

                           COMMERCE BANCSHARES, INC.

                         ANNUAL MEETING APRIL 17, 2002

SOLICITATION:

     The Board of Directors of Commerce Bancshares, Inc. (the Company) P.O. Box 13686, Kansas City, Missouri 64199-3686 solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the annual meeting of shareholders to be held April 17, 2002. Most shareholders also have a choice of voting by using a toll-free telephone number or by voting over the Internet. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone, telegram or via the Internet by regular employees of the Company. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so. This proxy statement and proxy will be first sent to security holders on or about March 12, 2002.

     If you wish, at any time before your proxy is voted, you may revoke it by written notice to the Company, or by delivery of a later-dated proxy (including a telephone or Internet vote), or by voting in person at the meeting

     The shares represented by all properly executed proxies will be voted as directed by you. In the absence of direction, properly executed proxies will be voted in accordance with the recommendations of the Board as set forth below.

VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT:

     Only shares at the close of business on February 22, 2002, are entitled to vote at the meeting, and at the close of business on said date there were outstanding 65,471,611 shares of common stock of the Company. Each holder of common stock is entitled to one vote for each share held. In the election of directors, abstentions and broker nonvotes will be considered solely for quorum purposes and are not counted for the election of directors. On all other matters presented for shareholder vote, abstentions will be treated as votes against such matters and broker nonvotes will have no effect on the outcome.

     (a) Under applicable Securities and Exchange Commission Rules, beneficial ownership of shares includes shares as to which a person has or shares voting power and/or investment power.

     As of December 31, 2001, the trust departments of the Company's subsidiary banks beneficially owned 5,336,205 shares representing 8.1% of the Company's outstanding common stock as of that date. Of those shares the subsidiary banks had (i) sole voting power over 5,145,694 shares; (ii) shared voting power over 89,367 shares, (iii) sole investment power over 4,750,879 shares and (iv) shared investment power over 190,511 shares. The Company has been advised by the subsidiary banks that the shares held by them and as to which they have sole voting power will be voted at the annual meeting for the election of directors (Proposal One) and in favor of Proposal Two. Shares held in all other fiduciary accounts will be voted as specifically directed by the co-trustees and co-executors. Shares held in custodial accounts will be voted by the owners.

     (b) The following information pertains to the common stock of the Company beneficially owned, directly or indirectly, by all directors and nominees for director, the executive officers named in the Summary Compensation Table, and by all directors, nominees and executive officers of the Company as a group as of

December 31, 2001. Such persons have sole voting and sole investment power as to such shares unless otherwise noted.

                                                              NUMBER OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES       OF CLASS
------------------------------------                          ---------     --------
Giorgio Balzer..............................................      8,094          *
  Kansas City, Missouri
John Capps..................................................      3,473          *
  Creve Coeur, Missouri
W. Thomas Grant, II.........................................      1,209          *
  Shawnee Mission, Kansas
James B. Hebenstreit........................................     26,668          *
  Kansas City, Missouri                                          43,262(7)
David W. Kemper.............................................    880,418
  Clayton, Missouri                                             101,554(1)
                                                                215,061(2)
                                                                123,991(3)
                                                                702,495(4)
                                                              2,004,540(6)     6.2
Jonathan M. Kemper..........................................     16,804
  Kansas City, Missouri                                         462,396(1)
                                                                702,495(4)
                                                                261,708(2)
                                                                123,991(3)
                                                              1,002,270(6)     3.9
Seth M. Leadbeater..........................................     19,649          *
  Clayton, Missouri                                             126,015(2)
Robert C. Matthews, Jr. ....................................     21,918          *
  Kansas City, Missouri                                         131,157(2)
Thomas A. McDonnell.........................................      5,592          *
  Kansas City, Missouri
Terry O. Meek...............................................     14,308          *
  Springfield, Missouri
Benjamin F. Rassieur, III...................................      4,249          *
  St. Louis, Missouri
L. W. Stolzer...............................................    384,512          *
  Manhattan, Kansas                                             965,636(5)
V. Raymond Stranghoener.....................................      2,032          *
  St. Louis, Missouri                                             5,778(2)
William A. Sullins, Jr. ....................................     44,210          *
  Clayton, Missouri                                             123,019(2)
Andrew C. Taylor............................................     12,893          *
  St. Louis, Missouri
Mary Ann Van Lokeren........................................      6,573          *
  St. Peters, Missouri
Robert H. West..............................................     12,894          *
  Kansas City, Missouri
All 25 directors, nominees and executive officers as a group
  (including those listed above)............................  6,932,735       10.6

---------------

(1) Shared voting power and investment power.

(2) Shares which could be acquired within 60 days by exercise of options.

(3) Owned by corporation as to which Messrs. David W. Kemper and Jonathan M. Kemper serve as directors. Messrs. David W. Kemper and Jonathan M. Kemper disclaim beneficial ownership as to such shares.

(4) Mr. Jonathan M. Kemper has sole investment power, but shares voting power with Mr. David W. Kemper.

(5) Represents shares owned by spouse or by trust for benefit of spouse. Mr. Stolzer disclaims beneficial ownership as to such shares.

(6) Shared voting power.

(7) Owned by a corporation for which Mr. Hebenstreit serves as President. Mr. Hebenstreit disclaims beneficial ownership in these shares.

 *  Less than 1%.

                             THE BOARD OF DIRECTORS
                          RECOMMEND A VOTE FOR ALL THE
                                NOMINEES OF THE
                                 CLASS OF 2005

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     Under the Articles of Incorporation and the By-Laws of the Company, the Board of Directors is divided into three classes, each as nearly equal as possible, and the Board is authorized to determine the number of persons constituting the board. The Board has fixed the number of directors at fifteen. Therefore, it is proposed that five directors (constituting one-third of the board of directors) be elected at the meeting to serve until the 2005 annual meeting (the 2005 Class), and until their successors shall be elected and qualified unless otherwise directed. The persons acting under the accompanying proxy intend to vote for the election of the nominees hereinafter named. Should any nominee become unable to accept nomination or election, it is intended, unless otherwise directed, that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. The five nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting, a quorum being present, shall become directors. Vacancies occurring in a class during a term are filled by the Board pursuant to the Company's By-Laws. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

     The following information is provided with respect to each nominee:

NAME AND AGE                            PERIODS SERVED AS DIRECTOR AND BUSINESS EXPERIENCE DURING PAST 5 YEARS
------------                            ----------------------------------------------------------------------
2005 CLASS:

John R. Capps, 51....................   Elected a director in January, 2000. Mr. Capps has served as the
                                        President and Chief Executive Officer of Plaza Motor Company since
                                        1981. Plaza Motor Company is a retail dealership for eight luxury automobile franchises. Mr. Capps is a director of Whitfield School
                                        (from 1995-present), St. Louis Priory School (from 1988-present), Muny
                                        Opera (from 1999-present), Whitaker Foundation (from August
                                        2001-present), and St. Louis Art Museum (from October 2001-present).
                                        He is Chairman of the Regional Business Council. He also served as a director of Commerce Bank, N.A., a subsidiary of the Company.

W. Thomas Grant, II, 51..............   Elected a director in June, 1983. Mr. Grant became the Chairman of the
                                        Board of LabOne, Inc. in October, 1995. LabOne, Inc. is a national laboratory services provider that performs insurance, clinical and substance abuse testing. Mr. Grant also serves on the board of directors for AMC Entertainment Inc., and Business Men's Assurance
                                        Company of America.

James B. Hebenstreit, 56.............   Elected a director in October, 1987. Mr. Hebenstreit has been
                                        President of Bartlett and Company since January, 1992. Bartlett and
                                        Company is engaged in grain merchandising and storage, flour and feed milling and cattle feeding.

Robert C. Matthews, Jr., 54..........   Elected a director in February, 2001. Mr. Matthews has been an
                                        Executive Vice President and Chief Credit Officer of Commerce
                                        Bancshares, Inc. since 1989. He also serves as Executive Vice
                                        President of Commerce Bank, N.A., a subsidiary of the Company. Mr.
                                        Matthews has been an officer of Commerce Bank since 1971.

William A. Sullins, Jr., 63..........   Elected a director in February, 1999. Mr. Sullins is Vice Chairman of the Company and is Vice Chairman of Commerce Bank, N.A., a subsidiary of the Company

     The following directors of the Company are not nominees for election, and their terms will continue after the 2002 annual meeting.

2004 CLASS:

David W. Kemper, 51..................   Elected a director in February, 1982. Mr. Kemper is Chairman of the
                                        Board (since November, 1991), President and Chief Executive Officer of
                                        the Company and is Chairman of the Board, President, and Chief
                                        Executive Officer of Commerce Bank, N.A., a subsidiary of the Company.
                                        He is also a director of Ralcorp Holdings, Inc., and Tower Properties
                                        Company. Mr. David Kemper is the brother of Jonathan M. Kemper.

Thomas A. McDonnell, 56..............   Elected a director in April, 2001. Mr. McDonnell is the President and
                                        Chief Executive Officer of DST Systems, Inc. DST Systems is a provider of computer software solutions to the financial services and other industries. He has been employed by DST since 1969 and has served as
                                        President since January 1973 (except for a 30 month period from
                                        October 1984 to April 1987). He is a director of DST Systems, Inc.;
                                        Computer Sciences Corporation; Janus Capital Corporation; BHA Group,
                                        Inc.; Euronet Worldwide, Inc.; and Garmin, LTD.

NAME AND AGE                            PERIODS SERVED AS DIRECTOR AND BUSINESS EXPERIENCE DURING PAST 5 YEARS
------------                            ----------------------------------------------------------------------

Benjamin F. Rassieur, III, 47........   Elected a director in August, 1997. Mr. Rassieur is President of Paulo
                                        Products Co. The company is engaged in commercial heat treating, electroplating, and furnace brazing services. Mr. Rassieur has served as a director of Commerce Bank, N.A., a subsidiary of the Company.

Andrew C. Taylor, 54.................   Elected a director in February, 1990. Mr. Taylor is Chairman and Chief
                                        Executive Officer of Enterprise Rent-A-Car Company (formerly
                                        Enterprise Leasing Co.) which is engaged in automobile leasing, rental and related services. He is also a director of GenAmerica Life
                                        Insurance Company and Anheuser-Busch Companies. Mr. Taylor has served as a director of Commerce Bank, N.A., a subsidiary of the Company.

Robert H. West, 63...................   Elected a director in October, 1985. Mr. West retired as Chairman of the Board of Butler Manufacturing Company and from its board of directors on July 1, 1999. He is a director of Kansas City Power &
                                        Light Company, Burlington Northern Santa Fe Corporation and Astec
                                        Industries, Inc. Mr. West has also served as a director of Commerce
                                        Bank, N.A., a subsidiary of the Company.

2003 CLASS:

Giorgio Balzer, 62...................   Elected a director in December, 1990. Mr. Balzer is, since August
                                        1990, Chairman of the Board and Chief Executive Officer of Business
                                        Men's Assurance Company of America. He is also U.S. Representative for
                                        Assicurazioni-Generali, S.p.A., U.S. Branch, an Italian insurance group, as well as Chairman of Worldwide Assistance Services, Inc.,
                                        Washington, D.C. He is also a director of CNA Surety, Chicago,
                                        Illinois; and Transocean Holding Corp., a Generali financial company in the U.S.

Jonathan M. Kemper, 48...............   Elected a director in January, 1997. Mr. Kemper is Vice Chairman of the Company and Vice Chairman of Commerce Bank, N.A., a subsidiary of the Company. He is a director of Tower Properties, and a trustee of the National Trust for Historic Preservation Board of Trustees. Mr.
                                        Jonathan Kemper is the brother of David W. Kemper.

Terry O. Meek, 58....................   Elected a director in April, 1989. Mr. Meek is President of Meek
                                        Lumber Yard, Inc., which operates a chain of builders' materials centers under the name Meeks Building Centers. He has served as a director of Commerce Bank, N.A., a subsidiary of the Company.

L. W. Stolzer, 67....................   Elected a director in October, 1995. Mr. Stolzer is the Chairman and
                                        Chief Executive Officer of Griffith Lumber, Inc. Griffith Lumber is a
                                        retail lumber and building materials business located in Manhattan,
                                        Kansas, marketing to commercial, industrial and construction accounts.
                                        He has served as a director of Commerce Bank, N.A., a subsidiary of the Company.

Mary Ann Van Lokeren, 54.............   Elected a director in April, 1996. Ms. Van Lokeren is the Chief
                                        Executive Officer of Krey Distributing Company. Krey Distributing
                                        Company is the exclusive Anheuser Busch wholesaler for St. Charles and
                                        Lincoln counties in Missouri. She is also a director of Laclede Gas
                                        Company, and Masco Corporation. She has served as a director of
                                        Commerce Bank, N.A., a subsidiary of the Company.

     During 2001 Messrs. James B. Hebenstreit, Benjamin F. Rassieur, III, L. W. Stolzer and Robert H. West served as members of the Audit Committee. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Audit Committee annually receives the proposal of the independent public accountants for the performance of audit services for the Company and its subsidiaries, reviews the scope of audits to be performed by the independent public accountants and the internal auditing staff of the Company, and reviews annually the program of the internal auditing staff both with respect to audits performed in the prior year and scheduled audits for the ensuing year. The Audit Committee also receives, reviews and takes action which it deems appropriate with respect to reports submitted by the internal auditing staff and the independent public accountants. The Audit Committee held three meetings during 2001.

     The Board of Directors has appointed a Compensation and Benefits Committee to review and establish compensation to be paid to officers of the Company and to grant options pursuant to the Company's stock option plans. Directors Giorgio Balzer, Andrew C. Taylor and Mary Ann Van Lokeren presently comprise the committee which held one meeting during 2001 for these purposes.

     The Board of Directors has established a Committee on Directors for the purpose of considering and recommending to the full Board the nominees for election to the Board of Directors of the Company. W. Thomas Grant II, Terry O. Meek and John R. Capps, were members of the committee which held one meeting in January 2002. By February of each year, the committee makes its recommendations to the Board of its proposed slate of directors for the class of directors to be submitted to the shareholders of the Company at the annual meeting to be held the following April.

     The Board of Directors held four meetings during 2001. Each director, except W. Thomas Grant, II, Andrew C. Taylor and Mary Ann Van Lokeren attended 75% or more of the total number of meetings of the Board and meetings held by committees of the Board on which the respective director served.

     Directors and officers of the Company and the nominees for directors and their associates have deposit accounts with the subsidiary banks of the Company, and some directors, nominees for directors and officers and their associates also have other transactions with the subsidiary banks, including loans in the ordinary course of business, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

     During 2001, subsidiaries of the Company paid Tower Properties Company $1,502,329 in rentals, $5,477 in leasing fees, $36,394 for operation of parking garages, $864,374 for building management fees, and $939,382 for other property construction and repair costs. Messrs. David Kemper and Jonathan Kemper are directors of Tower Properties Company and together with members of their immediate families own beneficially approximately 48% of the outstanding stock of Tower Properties Company.

DIRECTOR COMPENSATION:

     An employee of the Company or a subsidiary of the Company receives no additional compensation for serving as a director. Non-employee directors of the Company are required to participate in the Stock Purchase Plan for Non-Employee Directors. Under this Plan, all compensation payable to a non-employee director is credited to an account in the name of such director as earned and the Company contributes to the account of such director an amount equal to 25% of the compensation credited to the director's account. As of the last business day of each month, the cash balance is used to purchase from the Company whole shares of common stock of the Company based on the last sale price of the Company's common stock on such date. Each non-employee director of the Company contributes (as adjusted for the 25% contribution by the Company) the annual retainer of $9,000 (paid on a quarterly basis), fees of $2,500 for each meeting of the Board of Directors attended, and fees of $500 for attendance at each meeting of a committee of which the director was a member and attended.

                                  PROPOSAL TWO

             AMENDMENT TO THE EXECUTIVE INCENTIVE COMPENSATION PLAN

        COMMERCE BANCSHARES, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN

     On February 1, 2002, the Board of Directors (the "Board") approved an amendment (the "Amendment") to the Commerce Bancshares, Inc. Executive Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan was adopted by the Board on December 3, 1993 and approved by the Company's shareholders on April 20, 1994. The Incentive Plan was amended and restated as of July 31, 1998 and was further amended as of December 31, 1999. The Amendment is intended to revise the Incentive Plan to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") so that awards made to the Company's Chief Executive Officer and the other four most highly compensated executive officers ("Covered Employees") pursuant to the Incentive Plan will qualify as performance-based compensation within the meaning of Code Section 162(m) and the regulations thereunder ("Performance-Based Compensation"). Qualification for an exemption under Section 162(m) will permit the Company to deduct certain amounts related to awards under the Incentive Plan after the date of shareholder approval without regard to the limits imposed by Section 162(m).

     Code Section 162(m), which was enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to Covered Employees. Performance-Based Compensation is not subject to the deduction limit. The Company intends for awards provided under the Incentive Plan to Covered Employees to be Performance-Based Compensation. Proposal Two is being presented to shareholders in order for the awards paid pursuant to the Incentive Plan to be Performance-Based Compensation.

     The policy of the Company is to compensate its officers based upon performance. The purpose of the Incentive Plan is to provide incentive compensation awards to those individuals whose management efforts reflect a desire to meet commonly agreed upon objectives or to those who by their superior performance directly contribute to the profitability of the Company and to encourage the retention of outstanding contributors. The following discussion summarizes the material features of the Amendment. The full text of the Incentive Plan, as amended, appears as Exhibit A to this Proxy Statement and qualifies this summary in its entirety.

     The Incentive Plan is administered by the Compensation and Benefits Committee (the "Committee") of the Board. The Committee shall consist solely of two or more directors who are "non-employee directors" under Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision thereto, and "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3)(i).

     Participants in the Incentive Plan are all chief executive officers, Chairmen of the Board, Vice Chairmen of the Board, Presidents, and Vice Presidents of the Company or any of its affiliated banks or subsidiary companies, together with such other officers of the Company and its affiliated banks and subsidiary companies as the Committee shall determine. Directors who are not officers or employees of the Company, an affiliated bank, or a subsidiary company, are not eligible to Participate in the Incentive Plan.

     The Board approves the amount of aggregate incentive awards based upon the Committee's recommendation. The Committee administers the Plan and approves individual awards for participants, regardless of whether the participant is a Covered Employee or not. Individual awards to Covered Employees are intended to be Performance-Based Compensation. The Committee may set restrictions on such awards based upon the achievement of objective performance goals. Such performance goals may be set for the Company as a whole, for each division or unit, or for individual performance criteria. The performance objectives may vary from participant to participant, but with respect to Covered Employees, the performance goals shall be based on one or more of the following criteria: revenue, earnings, earnings per share, pre-tax earnings and net profits, stock price, market share, costs, return on equity, efficiency ratio (non-interest expense, divided by total revenue) asset management, asset quality, asset growth and budget achievement.

     The Committee will specifically define the performance goal in advance and shall set the performance goal no later than the end of the period which constitutes the first twenty-five percent (25%) of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the goal is established. The performance goal will be sufficiently objective such that a third party having knowledge of the relevant facts could determine whether the performance goal has been met. No award to a Covered Employee shall be paid before the Committee certifies that such Covered Employee met the requirements of the applicable performance goal and satisfied any other material terms applicable to the award. The maximum amount that may be paid to any employee (whether or not a Covered Employee) pursuant to the Incentive Plan for any calendar year shall not exceed $1,500,000.

     Awards payable under the Incentive Plan are normally payable in cash. The awards will be paid as soon as practicable after the awards are determined, unless the recipient of the award elects to defer receipt of the award as provided in the Incentive Plan.

     A majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting must vote for the Amendment of the Incentive Plan in order for awards to Covered Employees pursuant to the Incentive Plan to become Performance-Based Compensation. In accordance with Missouri law, abstentions will be treated as represented and entitled to vote. Unless marked to the contrary, all proxies received will be voted for the amendment of the Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO DESCRIBED ABOVE.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS:

     The Company has a Severance Agreement with each of David W. Kemper, Jonathan M. Kemper, William A. Sullins, Jr., Seth M. Leadbeater and V. Raymond Stranghoener which provides among other things, that, if his employment is terminated by the Corporation without "cause" or by him for "good reason" either during the twelve months before or the three years after a "change in control," or if he voluntarily terminates for any reason during the 30 days following one year after a "change of control," he shall receive three times (one and one half times in the case of Mr. Stranghoener) the sum of his annualized base salary in effect twelve months prior to the "change in control," and his average annual bonus for the prior three years; the greater of his actual bonus for the preceding first year or his target bonus for the current year (prorated for the year in which the termination occurs); and continuation of health and welfare benefits for him and his spouse for three years (one and one half years in the case of Mr. Stranghoener) or until age 65 if sooner, at a cost equal to such rates paid from time to time by similarly situated employees of the Corporation, "grossed up" to cover any excise tax imposed by Section 4999 of the Internal Revenue Code.

EXECUTIVE COMPENSATION:

     The following information is given as to the Chief Executive Officer ("CEO") and as to each of the four most highly compensated executive officers of the Company, other than the CEO, who received total cash compensation of more than $100,000, during the fiscal year ended December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                       ---------------------------------
                                                                               AWARDS            PAYOUTS
                                       ANNUAL COMPENSATION             -----------------------   -------
                             ---------------------------------------                   (g)
                                                            (e)           (f)       SECURITIES
                                                           OTHER       RESTRICTED   UNDERLYING     (h)           (i)
(a)                                   (c)       (d)        ANNUAL        STOCK       OPTIONS/     LTIP        ALL OTHER
NAME AND PRINCIPAL           (b)    SALARY     BONUS    COMPENSATION     AWARDS        SARs      PAYOUTS   COMPENSATION(1)
POSITION                     YEAR     ($)       ($)         ($)           ($)          (#)         ($)            $
------------------           ----   -------   -------   ------------   ----------   ----------   -------   ---------------
David W. Kemper............  2001   632,850   360,000        0          166,238       76,650        0          52,565
  Chairman, President & CEO  2000   610,800   475,000        0          157,481       77,175        0          52,828
  Commerce Bancshares, Inc.  1999   574,584   470,000        0                0       69,457        0          65,785

Jonathan M. Kemper.........  2001   331,750   126,000        0           59,494       33,600        0          49,336
  Vice Chairman              2000   319,500   170,000        0           54,591       33,075        0          19,720
  Commerce Bancshares, Inc.  1999   309,000   165,000        0                0       31,255        0          19,524

William A. Sullins, Jr. ...  2001   254,750    80,000        0           43,745       15,750        0          31,204
  Vice Chairman              2000   252,500   125,000        0           43,390       17,640        0          28,803
  Commerce Bancshares, Inc.  1999   246,500   125,000        0                0       17,363        0          29,229

Seth M. Leadbeater.........  2001   248,750    94,000        0           43,745       15,750        0          17,872
  Executive Vice President   2000   237,100   125,000        0           38,482       17,640        0          15,108
  Commerce Bancshares, Inc.  1999   209,917   125,000        0                0       17,363        0          12,546

V. Raymond Stranghoener....  2001   217,938    84,000        0           32,667       13,650        0           7,468
  Senior Vice President,     2000   211,311    93,400        0                0        1,708        0           1,481
  Commerce Bancshares, Inc.  1999    46,932   100,000        0                0        1,445        0              80

---------------

(1) All Other Compensation (i) includes the total of the amounts contributed by the Company to the CERP and 401(k) Plans for the benefit of these individuals. For 2001, this is based on a maximum of 1.2% of salary in column (c) for the 401(k) Plan plus the amount allocated to each individual under the CERP Plan. For 2001, those amounts for the CERP and 401(k), respectively, are as follows: David W. Kemper -- $46,223 and $5,100; Jonathan M. Kemper -- $43,433 and $5,100; William A. Sullins, Jr. -- $23,471 and $5,100; Seth M. Leadbeater -- $11,878 and $5,100; and V. Raymond Stranghoener -- $1,601 and $5,100. Other amounts are for the Group Term Life Insurance plan of the Company.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   (c)                                         POTENTIAL
                                  INDIVIDUAL GRANTS                                           REALIZABLE
--------------------------------------------------------------------------------------         VALUE AT
                                                   % OF                                     ASSUMED ANNUAL
                                    (b)           TOTAL                                     RATES OF STOCK
                                   NUMBER        OPTIONS/                                        PRICE
                                     OF            SARS                                    APPRECIATION FOR
                                 SECURITIES      GRANTED          (d)                         OPTION TERM
                                 UNDERLYING         TO         EXERCISE                  ---------------------
                                OPTIONS/SARS    EMPLOYEES       OR BASE        (e)          (f)         (g)
(a)                               GRANTED       IN FISCAL        PRICE      EXPIRATION      5%          10%
NAME                                (#)            YEAR         ($/SH)         DATE         ($)         ($)
----                            ------------   ------------   -----------   ----------   ---------   ---------
David W. Kemper...............     76,650         13.11%        $37.68       3/6/2011    1,816,287   4,602,828

Jonathan M. Kemper............     33,600          5.74%        $37.68       3/6/2011      796,181   2,017,678

William A. Sullins, Jr. ......     15,750          2.69%        $37.68       3/6/2011      373,210     945,787

Seth M. Leadbeater............     15,750          2.69%        $37.68       3/6/2011      373,210     945,787

V. Raymond Stranghoener.......     13,650          2.33%        $37.68       3/6/2011      323,448     819,682

     Options granted (column b) include only Non-Qualified Stock Options (NQ). All substantive terms are identical -- four (4) equal vesting periods with 25% exercisable at date of grant and an additional 25% exercisable on each anniversary date thereof. The exercise price is defined as the closing market price on the date of grant, and the options are not exercisable following voluntary termination. The options are not assignable but may be exercised by the optionee's estate or beneficiary, subject to certain limitations, in the case of the death of the optionee.

   AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

                                                                   (d)
                                                                NUMBER OF                      (e)
                                                               SECURITIES                   VALUE OF
                                                               UNDERLYING                  UNEXERCISED
                                  (b)                          UNEXERCISED                IN-THE-MONEY
                                SHARES                       OPTIONS/SARS AT             OPTIONS/SARS AT
                               ACQUIRED        (c)               FY-END                      FY-END
                                  ON          VALUE                (#)                         ($)
(a)                            EXERCISE     REALIZED          EXERCISABLE/                EXERCISABLE/
NAME                              (#)          ($)            UNEXERCISABLE               UNEXERCISABLE
----                          -----------   ---------   -------------------------   -------------------------
David W. Kemper.............    67,880        961,619            178,403                      981,874
                                                                 113,438                      622,258

Jonathan M. Kemper..........         0              0            245,626                    4,231,246
                                                                  49,550                      269,625

William A. Sullins, Jr. ....    80,949      2,037,702            114,269                    1,637,345
                                                                  24,972                      142,698

Seth M. Leadbeater..........     5,825        153,767            117,265                    1,851,916
                                                                  24,972                      142,698

V. Raymond Stranghoener.....         0              0              5,351                       21,560
                                                                  11,452                       25,663

PERFORMANCE GRAPH:

                              [PERFORMANCE GRAPH]



                       FIVE YEAR CUMULATIVE TOTAL RETURN

----------------------------------------------------------------------------------------------------
                       1996          1997          1998          1999          2000          2001
----------------------------------------------------------------------------------------------------
 Commerce CBSH        100.00        156.19        156.31        132.91        178.28        174.62
----------------------------------------------------------------------------------------------------

 NASDAQ
   Financial          100.00        167.54        162.77        161.68        174.63        192.10
----------------------------------------------------------------------------------------------------

 S&P 500              100.00        133.36        171.48        208.56        188.66        166.24
----------------------------------------------------------------------------------------------------


     Assumes $100 invested 12/31/96 with dividends reinvested on a Total Return basis with Commerce (CBSH) compared to the above named indices.

RETIREMENT BENEFITS:

     The Company maintains the Commerce Bancshares Restated Retirement Plan. All employees are eligible to participate on the later of January 1st or July 1st after completion of one year of service and the attainment of age 21. The Plan provides benefits based upon earnings, age and years of participation.

     The annual benefit is determined under a cash balance formula effective January 1, 1995. Under the cash balance formula, a retirement account balance is maintained for each participant. At the end of each Plan Year beginning after December 31, 1994, the participant's account will be credited with a cash balance credit equal to a percentage of total pay for the year plus the same percentage of pay in excess of 50% of the Social Security taxable wage base for the year. Pay for this purpose is limited by Section 401(a)(17) of the Internal Revenue Code. The applicable percentage is determined by the sum of the participant's age and years of participation at the beginning of the Plan Year, and ranges from 1% for a sum of less than 30 to 4% for a sum of 75 or more. Interest is credited to the participant's account at the end of each Plan Year beginning after 1995 at a rate not less than 5% of the account balance at the end of the prior Plan Year (for 2001, the rate of interest was 7%). At retirement, the retirement account balance is converted to various annual benefit options based on actuarial factors defined in the Plan.

     In addition, the participant shall receive an annual benefit equal to his annual benefit accrued through December 31, 1994 under the Plan's prior formula, adjusted for increases in the cost of living (but not in excess of 4% per year) for each year of participation after December 31, 1994. Certain executive members of the plan will receive a special minimum benefit based on the final five-year average pay and years of service. This provision is subject to IRS approval, which has been requested.

     This Plan is fully paid for by the Company and employees covered by the Plan become fully vested after five years of service. The normal retirement age under the Plan is 65. Reduced benefits are available as early as age 55. Messrs. David Kemper, Jonathan Kemper, Sullins, Leadbeater, and Stranghoener have, respectively, 22, 19, 26,11 and 1 year(s) of service as of December 31, 2001.

     Compensation covered by the Plan for 2001 includes salary (as reported in the Summary Compensation Schedule) and was limited by Section 401(a)(17) of the Internal Revenue Code to $170,000. The compensation for 2001 covered by the Plan was: Mr. David Kemper $170,000; Mr. Jonathan Kemper $170,000; Mr. Sullins $170,000; Mr. Leadbeater $170,000; and Mr. Stranghoener $170,000.

     The estimated annual benefits payable at normal retirement age for Messrs. David Kemper, Jonathan Kemper, Sullins, Leadbeater and Stranghoener are $131,802, $120,008, $63,303, $76,529, and $38,271, respectively. These benefits assume the election of a retirement allowance payable as a straight life annuity to the participant.

     The Company also maintains the Commerce Executive Retirement Plan ("CERP"), effective January 1, 1995, to provide nonqualified deferred compensation for a select group of executives. The CERP is unfunded; benefits are payable from the assets of the Company. The Board of Directors may designate the CEO as a participant; other participants are selected by the CEO.

     A participant's benefit under the CERP is the amount by which (1) exceeds
(2), where (1) is the benefit that would be payable under Commerce Bancshares Retirement Plan if that benefit were calculated using the participant's total pay including any bonus deferred under a nonqualified deferred compensation plan maintained by the Company and without regard to the pay limit of Section 401(a)(17) of the Internal Revenue Code and (2) is the benefit actually payable under the Commerce Bancshares Retirement Plan.

     Compensation covered by the CERP for 2001 includes salary and bonuses as reported in the Summary Compensation Schedule. The compensation for 2001 covered by the CERP was: Mr. David Kemper $1,108,153; Mr. Jonathan Kemper $502,054; Mr. Sullins $379,750; Mr. Leadbeater $373,750; and Mr. Stranghoener $311,338.

     The estimated annual benefits payable under the CERP at normal retirement age for Messrs. David Kemper, Jonathan Kemper, Sullins, Leadbeater and Stranghoener are $229,110, $59,563, $3,784, $816 and

$0, respectively. These benefits assume the election of a retirement allowance payable as a straight life annuity to the participant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION:

     The Company's executive compensation policy is intended to be competitive with bank holding companies in geographic proximity, comparable asset size and considered as direct competitors with the Company so that total compensation received by the executive officers of the Company is believed to be comparable on a long-term basis. The policy is also intended to offer an incentive for performance for the Company's executive officers and managers, including the chief executive officer and the four other most highly paid executive officers (collectively with the chief executive officer, the "senior executives"). The overall compensation program is designed to retain and reward on both a short and long-term basis. In the case of the Chief Executive Officer, the Committee pays particular attention to the total compensation paid to the chief executive officers of the competing bank holding companies described above but taking into consideration the relative size of the companies and their financial returns. Statistical measurements including earnings per share, return on assets, return on equity, net income, and asset quality are considered over a one to five year time frame but not weighted in regard to base salary considerations.

     The three members of the Compensation and Benefits Committee are all non-employee directors. The principal elements of the Company's executive compensation program for the fiscal year ended December 31, 2001, applicable to the Company's executive officers, including the senior executives, were:

          (1) Base salary levels are reviewed and determined annually. Consideration is given to the scope of responsibilities and to the similarity of positions with immediate competitors. In this regard, comparison is made with the compensation paid to the top five officers of comparable bank holding companies which, by virtue of their location, are considered immediate competitors. Factors included in the comparison are relative size of companies, the financial results obtained, both currently and over a period of time, and the experience and responsibility of the individuals. While the base salary compensation paid to the senior executives is somewhat below the average of the immediate competitors, the Committee believes such compensation is in line considering the relative size of the companies and also considering the Company's strong emphasis on long-term shareholder alignment through incentives such as stock options. In addition, the Committee reviews individual performance ratings, being the result of reviews conducted by an officer's superior. The Committee also considers responsibility changes, taking into account outstanding or improved performance. The Committee approves salary increases and salary levels after consideration of both internal and external information as set forth above. In establishing base salaries, the Committee does not assign any weight to any particular factor. The Committee reviewed national survey data and competitor data prior to recommending base salary increases during 2001.

          (2) Cash Bonus awards are considered annually. In awarding bonus payments, factors considered by the Compensation Committee include: (i) a review of the Company's financial performance as determined by the level of overall net income, as well as statistical measurements, return on assets, return on equity, asset quality and asset growth, as compared to internal trends and selected competitors; (ii) the value created for shareholders in both the most recent year and five year trends as determined by market price of the Company stock compared to the NASDAQ financial indices; and
     (iii) the performance of individuals to the extent measurable in meeting budget expectations. The Committee has established performance targets that affect the granting of and size of a bonus for the top executives of the Company. Performance of the Company in relation to competitors' performance is considered but not weighted in the granting of a bonus. The Chief Executive Officer is also subject to the previous measurements. Bonuses earned as a percentage of base salary for senior executives for 2001 performance ranged from 56.3% in the case of the chief executive officer to 4.0%.

          (3) Stock Options are also awarded annually. They are awarded to provide individuals with long-term incentives for profitable growth and closer align the Company's senior executives with the interest of the Company's shareholders. Retention and long-term reward are both factors considered in granting stock options. With respect to the amount of options to be granted, consideration is given to the scope of responsibility and the degree of its effect on the Company's performance as well as the degree of importance in providing incentive to the individual to stay with the Company over time. The Committee, in determining whether to grant options or in the granting of options, does not take into consideration the amounts of options previously granted or outstanding. However, the Company has implemented targeted guidelines in determining option awards to all participants in the option program including senior executives. Targeted percents range from 25% to 500% of base pay depending on the grade of the individual officer. Targeted percents may be exceeded when individual participants' performance exceed expectations. A new long term incentive component was added during 1999 based on a study reviewed by the Compensation and Benefit Committee. This new component is restricted stock awards based on the overall long-term performance of the Company.

     The overall executive compensation policy described above also applies to the compensation of the Chief Executive Officer. The Compensation and Benefits Committee reviews Mr. David Kemper's performance each year and makes recommendations to the board for any increases. Mr. Kemper completes a self-appraisal which the Committee considers before making its final recommendation. Several factors were considered in the review of Mr. Kemper's performance in 2001 with an overall focus on the increase in the franchise value of the company. Besides financial performance the Committee also considered factors such as growth in the human capital of the organization, the continued reinvestment and improvement of the company's product offerings and the overall focus on risk management.

     The Compensation and Benefits Committee also reviews annually the total compensation of key executives to determine whether the Company's compensation package is competitive when compared to national survey data as well as a peer group of executives at bank holding companies in geographic proximity, comparable asset size and considered to be direct competitors with the Company.

     The Internal Revenue Code ("Code") contains a limitation on the deductibility for tax purposes of certain executive compensation in excess of $1,000,000. The limitations contained in Section 162(m) of the Code apply to the compensation paid to the executive officers of the Company named in the Summary Compensation Table. In 2001, no executive officer exceeded $1,000,000 in taxable compensation as defined in Section 162(m).

     Non-Qualified Stock Option Plan was amended in 1995 to provide for a formula to determine the maximum number of options which may be granted in any one year to any one person, which means any income recognized on the exercise of a nonqualified stock option will qualify as "performance-based compensation" and will not be included in determining the compensation which is limited to $1,000,000.

     Executives other than senior executives also participate in both the bonus and stock option programs. Other elements of compensation offered to the senior executives and to all other eligible employees include participation in a 401(k) deferred contribution plan.

     Submitted by the Compensation and Benefits Committee of the Company's Board of Directors:

        Andrew C. Taylor        Giorgio Balzer       Mary Ann Van Lokeren

AUDIT COMMITTEE REPORT:
JANUARY 22, 2002

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent" as required by applicable listing standards of the NASDAQ. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on February 1, 2001. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from management with respect to internal audit services provided by the auditors. The Audit Committee has considered whether internal audit and other non-audit services provided by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not financial experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee has relied upon the expertise and representations of others to determine that the audit of the Company's financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, and that the Company's auditors are in fact "independent".

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

Robert H. West   James B. Hebenstreit   L. W. Stolzer  Benjamin F. Rassieur, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:

     The Compensation and Benefits Committee consists of three members of the Board of Directors of the Company, none of whom are officers of the Company. During 2001, the Committee consisted of Ms. Mary Van Lokeren and Messrs. Giorgio Balzer and Andrew C. Taylor.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE:

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's Directors and certain executive officers are required to report, within specified monthly and annual due dates, their initial ownership of the Company's common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to identify in its proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on that review, all of the Company's directors and all executive officers subject to the reporting requirements satisfied such requirements in full, except that due to a clerical error reporting on Form 5 of changes in 2000 holdings of non-employee directors in the Non-Employee Director Stock Purchase Plan was filed one day late. In addition, A. Bayard Clark, an executive of the Company, filed a correction to a monthly report on Form 4 relating to one transaction after the due date; and W. Thomas Grant, II, a director of the Company, filed a monthly report on Form 4 relating to one transaction after the due date. The Company's review determined that the late filings were due to inadvertent oversight and had been properly corrected.

RELATIONSHIP AND APPROVAL OF AUDITORS:

     Since the Company began operations in 1967, the accounting firm of KPMG LLP has examined and reported on the financial statements of the Company and has rendered certain non-audit services. The Board of Directors, upon recommendation of its Audit Committee, has determined to continue the services of this firm for the current fiscal year, ending December 31, 2002. Such services will include the examination of the financial statements of the Company for the fiscal year ending on such date and other appropriate accounting services. A member of KPMG LLP will attend the annual meeting and will have the opportunity to make a statement if desired. Such member will also be available to respond to questions of the shareholders.

  AUDIT FEES

     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $311,000.

  ALL OTHER FEES

     The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2001 were $899,918. There were no professional services rendered for information technology services relating to financial information systems design and implementation during 2001.

SHAREHOLDER PROPOSALS AND NOMINATIONS:

     Proposals of shareholders pursuant to Rule 14a-8 for inclusion in the proxy statement for the annual meeting of shareholders to be held on April 16, 2003, must be received by the Company at its principal offices not later than November 12, 2002. For proposals other than those submitted pursuant to Rule 14a-8, the Company's By-laws provide that shareholders must give timely written notice to the Secretary of the Company of a nomination for director or before bringing any business before the annual meeting. Notice of nominations and shareholder proposals for the annual meeting to be held on April 16, 2003 must be received by the Secretary no later than February 16, 2003 nor before January 17, 2003. To be considered, the notice must contain the name and record address of the shareholder; the class or series and number of shares of capital stock of the Company owned beneficially or of record by the shareholder; a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) or shareholder proposal is made; and a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or bring the business proposal before the meeting. For shareholder proposals, the notice must also set forth a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest of such shareholder in such business. For nominations, the notice must also set forth as to each person the shareholder proposes to nominate for election as a director the name, age business and residence address of the person; the principal occupation or employment of the person; the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person nominated or the nominating shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities and Exchange Act of 1934. Such notice must also be accompanied by a written consent of each proposed nominee to be named a nominee and to serve as a director if elected.

OTHER MATTERS:

     The management does not know of any matter or business to come before the meeting other than that referred to in the notice of meeting but it is intended that, as to any such other matter or business, the person named in the accompanying proxy will vote said proxy in accordance with the judgment of the person or persons voting the same.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT:

     This proxy statement and the 2001 annual report are available on the Company's Internet site at http://www.commercebank.com/ir. Most Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

     Shareholders of record can choose this option and save the Company the cost of producing and mailing these documents by filling out the online consent form by logging on to the sign-up website at http://www.econsent.com/cbsh. Shareholders who choose to view future proxy statements and annual reports over the Internet will receive an e-mail message next year with instructions containing the Internet address of those materials. The election may be withdrawn at anytime by accessing your account on the website and changing the election. Shareholders do not have to elect Internet access each year.

     Shareholders who hold their Company stock through a bank, broker or other holder of record, should refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

     Some Shareholders who hold their Company stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to use to access the Company's proxy statement and annual report.

                                          By Order of the Board of Directors

                                          J. DANIEL STINNETT
                                          Secretary

March 12, 2002

                                                                       EXHIBIT A

                           COMMERCE BANCSHARES, INC.

                     EXECUTIVE INCENTIVE COMPENSATION PLAN

                   AMENDMENT AND RESTATEMENT OF JULY 31, 1998

1.  PURPOSE

     The policy of Commerce Bancshares, Inc. ("Commerce") is to compensate its officers based on performance. The purpose of this Executive Incentive Compensation Plan ("Plan") is to provide incentive compensation awards to those individuals whose management efforts reflect a desire to meet commonly agreed upon objectives or to those who by their superior performance directly contribute to the profitability of Commerce and to encourage the retention of outstanding contributors.

     This Plan is intended to comply with Section 162(m) of the Internal Revenue Code (the "Code") so that awards made under the Plan to individuals who are covered employees within the meaning of Code Section 162(m)(3) ("Covered Employees") will qualify as performance-based compensation within the meaning of Code Section 162(m) and the regulations thereunder ("Performance-Based Compensation").

2.  ADMINISTRATION

     The Plan shall be administered by the Compensation and Benefits Committee ("Committee") of the Board of Directors ("Board") of Commerce, which shall consist solely of two or more directors who are "non-employee directors" under Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision thereto, and "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3)(i). The Committee shall have authority in its sole discretion to interpret the Plan, establish rules and procedures thereunder, and make all determinations, including the determination of incentive compensation awards eligible to be deferred under the Plan. All determinations made by the Committee shall be final and binding.

3.  ELIGIBLE PARTICIPANTS

     All chief executive officers, Chairman of the Board, Presidents, and Vice Presidents of Commerce or any of its affiliated banks or subsidiary companies shall be eligible to participate in the Plan, together with such other officers of Commerce and its affiliated banks and subsidiary companies as the Committee shall determine. Directors who are not officers or employees of Commerce, an affiliated bank, or a subsidiary company, are not eligible to participate in the Plan.

4.  DETERMINATION OF AWARD

     The Board of Commerce in its sole discretion shall approve the amount of the aggregate incentive compensation awards to be granted based on the recommendation of the Committee. Individual incentive compensation awards shall be granted in the following manner:

          a. With respect to Covered Employees, individual incentive compensation awards shall qualify as Performance-Based Compensation. In so qualifying awards, the Committee, in its sole discretion, may set restrictions based upon the achievement of objective performance goals within the meaning of Code Section 162(m) and the regulations thereunder ("Performance Goals"). Each award to a Covered Employee shall meet the following requirements:

             (i) Performance Goals for the award shall be established by the Committee based on one or more of the following criteria: revenue, earnings, earnings per share, pre-tax earnings and net profits, stock price, market share, costs, return on equity, efficiency ratio (non-interest expense, divided by total revenue) asset management, asset quality, asset growth and budget achievement. Performance

        Goals need not be the same with respect to all Covered Employees and may be established separately for Commerce as a whole or for its various groups, divisions, subsidiaries and affiliates.

             (ii) Each Performance Goal shall be specifically defined in advance by the Committee and may include or exclude specified items of an unusual, non-recurring or extraordinary nature.

             (iii) Each Performance Goal must be sufficiently objective that a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met.

             (iv) Different awards may be set by the Committee based on achievement of certain Performance Goals or specified levels of achieving the Performance Goals. However, no award shall be paid to any Covered Employee if the applicable minimum Performance Goal(s) are not achieved.

             (v) Performance Goals shall be set by the Committee before the end of the period that constitutes the first twenty-five percent (25%) of the period of service to which the Performance Goal relates, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goal.

             (vi) The Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an award or to adjust downward the compensation payable pursuant to an award, as, in the Committee's sole judgment, is prudent based upon the Committee's assessment of the Covered Employee's performance and Commerce's performance during the Fiscal Year.

             (vii) In granting awards, the Committee shall follow any additional procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the awards as Performance-Based Compensation.

          b. With respect to individuals who are not Covered Employees, individual incentive compensation awards shall be determined with reference to performance during the preceding year. The incentive compensation awards to be made to the Chairman of the Board or the President (if such persons are not Covered Employees) shall be determined by the Committee. All other awards to be made under this Plan may be determined by the Committee, or should the Committee so direct, by a committee consisting of the Chief Executive Officer, a Vice-Chairman designated by the Chief Executive Officer, and the chief human resource officer.

5.  PAYMENT OF INCENTIVE AWARD

     Incentive compensation awards are generally determined and made on or before the date of the annual meeting of the shareholders of Commerce. The normal method of payment will be in the form of cash and awards will be paid as soon as practicable after the awards are determined, provided, that the recipient of an award shall not have elected to defer receipt of the incentive compensation award as hereinafter provided.

     Notwithstanding the foregoing, no incentive compensation award shall be paid to a Covered Employee before the Committee certifies that such Covered Employee met the requirements of the applicable Performance Goal and satisfied any other material terms applicable to the incentive compensation award.

     The maximum bonus that may be paid to any employee pursuant to the plan for any calendar year shall not exceed $1,500,000.

6.  DEFERRAL OPTIONS

     a. Eligible employees who are members of a select group of management or highly compensated employees, as selected by the Commerce Director of Human Resources in his or her discretion, may elect to defer all or a portion of an incentive compensation award until the earlier to occur of retirement, death, or termination. A deferral must be expressed either as "all" or as a specified dollar amount. Any incentive compensation award above the specified amount will be paid in cash, and if the award is less than the amount deferred, the total award will be deferred. The granting of an incentive compensation award is discretionary and neither delivery of deferral election materials nor an election to defer shall affect entitlement to such an award. All deferral elections made under the Plan are irrevocable. It is intended that this arrangement qualify as, and shall be administered to qualify as being unfunded and being primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

     b. In order to ensure that elections to defer incentive compensation awards are effective under applicable tax laws, all persons eligible to participate in this Plan will be given the opportunity to defer payment of all or a portion of an incentive compensation award. An election to defer must be made in a written form satisfactory to Commerce and must be received by the Commerce Director of Human Resources on or before the last business day of the year preceding the year for which performance is measured to determine the granting of an incentive compensation award.

     c. An eligible employee in electing a deferred payment shall also elect the accounts, from among the accounts that Commerce makes available to the participating employee, to which the relevant portion of the award deferral will be credited. Credits to available accounts for deferral of an incentive compensation award shall be determined from time to time based upon hypothetical measuring investments (the "Measuring Investments") for each account; one of which shall consist of a Company Stock Account and there shall be such other accounts determined from time to time by the Director of Human Resources in his or her discretion. Such accounts are bookkeeping accounts only and are maintained for the sole purpose of determining the amount payable by Commerce to the eligible employee based upon the hypothetical performance of the Measuring Investments for each such account, determined as if the account had assets invested in the Measuring Investments of such account. No assets shall be segregated for the benefit of an eligible employee and the bookkeeping account shall not represent assets set aside for the benefit of an eligible employee.

     With the exception of the Commerce Stock Account, an eligible employee may elect to transfer credits between accounts, and the amount credited to all such accounts shall be determined from time to time, all pursuant to non-discriminatory rules, procedures and deadlines set by the Commerce Director of Human Resources, which rules, procedures, and deadlines may be amended from time to time in such officer's discretion (the "Administrative Rules"). Except as set forth in the following paragraph, however, an eligible employee may elect to transfer credits into the Commerce Stock Account, but not out of the Commerce Stock Account. Any election to transfer a credit to the Commerce Stock Account or among the other accounts (a "Transfer Election") must be received by the Commerce Director of Human Resources by the date set by the Commerce Director of Human Resources and must be in a written form satisfactory to such officer, in each case pursuant to the Administrative Rules. Any transfer to the Commerce Stock Account shall be based upon the last sale price of Commerce Stock as reported by the National Association of Security Dealers National Market System on the last trading day determined in accordance with the Administrative Rules. The credit transferred from any other account shall be based upon the amount credited to such account as of the date determined in accordance with the Administrative Rules.

     Notwithstanding the above, an eligible employee may make a one-time election to remove any or all amounts out of the Commerce Stock Account (a "Diversification Election") as of February 17, 2000. Such Diversification Election must be made at the time and in the manner determined pursuant to the Administrative Rules. Any transfer from the Commerce Stock Account shall be based upon the last sale price of Commerce Stock as reported by the National Association of Security Dealers National Market System on the trading day determined in accordance with the Administrative Rules. The amount transferred from the Commerce Stock Account pursuant to the Diversification Election shall be based upon the number of units credited to such account as of the date determined in accordance with the Administrative Rules.

     d. The accounts made available for the deferral of incentive compensation awards are bookkeeping accounts. The amount credited to each account, including any hypothetical earnings, gains or losses, will be determined in accordance with the Administrative Rules, based on the investment performance of the Measuring Investments for such Account. The timing and manner of making credits or debits to each account shall be determined in accordance with the Administrative Rules.

     e. Commerce shall provide periodically to each participant (but not less frequently than once per calendar year) a statement setting forth the balance to the credit of such participant in each of the accounts.

     f. Amounts deferred under the provisions of this Plan will be disbursed to participants in accordance with the following:

          (i) An amount equal to the amounts credited to accounts other than the Commerce Stock Account will be paid by Commerce in a single distribution as soon as reasonably practicable after retirement, disability, death or other termination of employment, except that a participant may elect to instead have payment made in up to ten annual equal installments or in such installments after receiving a lump sum payment of a portion of the payment due. Annual installments will be paid in an amount, less applicable withholding taxes, determined by multiplying the balance in such other accounts by a fraction, the numerator of which is one (1) and the denominator of which is a number equal to remaining unpaid annual installments.

          (ii) If a participant dies after the commencement of payments from such participant's accounts other than the Commerce Stock Account, the designated beneficiary shall receive the remaining installments over the elected installment period.

          (iii) With respect to a participant's Commerce Stock Account, upon such participant's disability, death, retirement, or other termination of employment, Commerce shall transfer to such participant a number of shares of Commerce stock, and cash for any fractional shares, equal to the units credited to the participant's Commerce Stock Account. Alternatively, a participant may elect to have payment with respect to his Commerce Stock Account made in up to ten equal annual installments or in such installments after receiving a lump sum payment of a portion of the payment due, in which case Commerce shall transfer to such electing participant for each installment the number of shares of Commerce stock, and cash for any fractional shares, equal to the units credited to the portion of the participant's Commerce Stock Account to be paid in such installment. No payment, however, shall be made with respect to the Commerce Stock Account until arrangements satisfactory to Commerce shall have been made to provide for payment to Commerce of federal, state, local, and payroll withholding taxes attributable to such payment.

          (iv) Each participant shall have the right at any time to designate any person or persons as beneficiary or beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be made in the event of death prior to complete distribution to the participant of the amounts due under this Plan. Any beneficiary designation may be changed by a participant by the filing of such change in writing on a form prescribed by Commerce. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed and will apply to all deferrals in the account. If a beneficiary has not been designated or if all designated beneficiaries predecease the participant, then any amounts payable to the beneficiary shall be paid to the participant's estate in one lump sum.

          (v) If there is any change in the number or class of shares of Commerce stock through the declaration of stock dividend or other extraordinary dividends or recapitalization resulting in stock splits or combinations or exchanges of such shares or in the event of similar corporate transactions, each participant's Commerce Stock Account shall be equitably adjusted to reflect any such change in the number or class of issued shares of common stock of Commerce or to reflect such similar corporate transaction.

          (vi) The Human Resources/Salary Committee of Commerce, upon 30 days written notice, may approve a "hardship" request for distribution of a deferred award. Unless the participant presents proof satisfactory to such committee of financial need, requests for hardship distribution will be denied. Each request will be evaluated on the basis of uniformly applied criteria.

7.  AMENDMENT AND TERMINATION OF PLAN

     The Board of Directors may at its discretion and at any time amend the Plan in whole or in part. The Committee may terminate the Plan in its entirety at any time, and, upon such termination or such later date or dates, each participant shall: receive, in a single distribution, the shares and cash for the fractions thereof of Commerce Stock credited to the Commerce Stock Account; and shall be paid, in a single distribution or over such period of time as determined by the Committee, an amount equal to the then remaining amount credited to such participant's accounts other than the Commerce Stock Account.

8.  MISCELLANEOUS

     a. A participant under this Plan is merely a general unsecured creditor and nothing contained in this Plan shall create a trust of any kind or a fiduciary relationship between Commerce and the participant or the participant's estate. Nothing contained herein shall be construed as conferring upon the participant the right to continued employment with Commerce or its subsidiaries or to an incentive compensation award. Except as otherwise provided by applicable law, benefits payable under this Plan may not be assigned or hypothecated, and no such benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

     b. The amendment of the Plan to allow a Commerce Stock deferral option shall become effective on the date the shareholders of Commerce approve the same. Subject to such approval, an employee having a deferred option may elect (but prior to June 30, 1994) to transfer his balance in the Treasury Bill account and/or the Treasury Note Account as of April 1, 1994 to the Commerce Stock Account with the number of units credited to his account determined as provided in Section 6d hereof but based on the last sale price as of the last day in March 1994 on which a trade of Commerce Stock is reported. An employee who in 1993 deferred a potential incentive compensation award with respect to performance in 1994 and elected either a Treasury Bill Account or a Treasury Note Account may elect prior to June 30, 1994 to defer such award for 1994 to the Common Stock Account.

     c. Notwithstanding any other provision herein, Commerce may establish a trust subject to the claims of the general creditors of Commerce (a "rabbi trust") and deposit amounts into the rabbi trust. Although any payments from the rabbi trust to a participant shall discharge Commerce's obligation to the extent of payment made, this plan is unfunded and no participant shall have an interest in any rabbi trust asset.

     d. Notwithstanding any other provision of this Plan to the contrary, incentive compensation awards shall not be paid to Covered Employees unless and until the material terms under which the remuneration is to be paid, including the Performance Goals, are (1) disclosed to shareholders and (2) subsequently approved by a majority of the vote in a separate shareholder vote before the payment of such remuneration.

                            COMMERCE BANCSHARES,INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
     The undersigned hereby appoints Jonathan M.Kemper and David W.Kemper, or
R either of them, as agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of shareholders to
O be held on April 17, 2002, or any adjournment thereof, on all matters coming before the meeting.
X                                                         Change of address
     Election of Director, Nominees:
Y                                                   ----------------------------
     01 John R.Capps, 02 W.Thomas Grant, II,        ----------------------------
     03 James B.Hebenstreit, 04 Robert C.           ----------------------------
     Matthews, Jr.and 05 William A.Sullins, Jr.     ----------------------------
                                                    (If you have written in the
                                                    above space, please mark the
                                                    corresponding box on the
                                                    reverse side of this card)

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE.YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS.YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD OR YOU ELECT TO VOTE YOUR SHARES ELECTRONICALLY BY TELEPHONE OR VIA THE INTERNET.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

--------------------------------------------------------------------------------

                       -- DETACH AND RETURN PROXY CARD --

                      IMPORTANT:PLEASE VOTE BY SIGNING YOUR
             PROXY AND RETURNING IT IN THE ENVELOPE PROVIDED OR TAKE
         ADVANTAGE OF INTERNET OR TELEPHONE VOTING AS DESCRIBED ON THE
                                  REVERSE SIDE

     ANY SHAREHOLDER WHO IS RECEIVING MULTIPLE COPIES OF THE ANNUAL REPORT AND ANY OTHER MAILINGS FROM COMMERCE BANCSHARES, INC. ARE ENCOURAGED TO CALL EQUISERVE TRUST COMPANY NA, OUR TRANSFER AGENT, AT 1-800-317-4445 FOR ASSISTANCE IN CONSOLIDATING COMMON OWNERSHIP POSITIONS. REDUCING MAILINGS WILL IMPROVE THE COMPANY'S OPERATING EFFICIENCIES.

     PLEASE MARK YOUR 1573
 [X] VOTES AS IN THIS
     EXAMPLE.

--------------------------------------------------------------------------------------------------------------------------------
     DIRECTORS RECOMMEND AVOTE FOR ALL NOMINEES.               DIRECTORS RECOMMEND A VOTE FOR ITEM 2.
--------------------------------------------------------------------------------------------------------------------------------
                       FOR          WITHHELD                                                          FOR     AGAINST    ABSTAIN
1.  Election of                                      2.  Approval of amendment to the Executive
    Directors:         [ ]            [ ]                Incentive Compensation Plan                  [ ]       [ ]        [ ]
    (see reverse)

For, except vote withheld from the
following nominee(s):



-----------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                                    Change of
                                                                                    Address on        [ ]
                                                                                    Reverse Side

                                                                       Please sign exactly as name appears hereon. Joint owners
                                                                       should each sign. When signing as attorney, executor,
                                                                       administrator, trustee or guardian, please give full title as such.The signer hereby revokes all proxies heretofore
                                                                       given by the signer to vote at said meeting or any
                                                                       adjournments thereof.

                                                                       ---------------------------------------------------------

                                                                       ---------------------------------------------------------
                                                                       SIGNATURE (S)                        DATE


--------------------------------------------------------------------------------


                           -- FOLD AND DETACH HERE --

     To our Shareholders:

     Commerce Bancshares, Inc.encourages you to vote your shares electronically this year either by telephone or via the Internet.This will eliminate the need to return your proxy card.You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically.The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

     The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week until the day prior to the meeting.

     TO VOTE BY TELEPHONE:
     Using a touch-tone phone call Toll-free     1-877-PRX-VOTE (1-877-779-8683)
     From outside the United States, call direct 1-201-536-8073


     TO VOTE BY INTERNET:

     Log on to the Internet and go to the website:
     HTTP://WWW.EPROXYVOTE.COM/CBSH

                        THANK YOU FOR VOTING YOUR SHARES
                             YOUR VOTE IS IMPORTANT!

     DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE
     INTERNET.